As filed with the United States Securities and Exchange Commission on October 12, 2021 under the Securities Act of 1933, as amended.
No. 333-260096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Iconic Sports Acquisition Corp.
(Exact name of registrant as specified in its certificate of incorporation)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1596288 (I.R.S. Employer Identification No.)
190 Elgin Avenue
George Town, Grand Cayman
KY1-9008
Cayman Islands
Tel.: +44 (0) 2703 93702
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tifosy Limited
16 Hanover Square
London, W1S 1HT
United Kingdom
Tel.: +44 (0) 2703 93702
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Christian O. Nagler Alla Digilova Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Brian E. Rosenzweig Mark Brod Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: (212) 455-2000 Fax: (212) 455-2502
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	28,750,000 units	$10.00	$287,500,000	$26,652
Class A ordinary shares included as part of the units(3)	28,750,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	14,375,000 warrants	—	—	—(4)
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units	14,375,000 shares	$11.50	$165,312,500	$15,325(5)
Total			$452,812,500	$41,977(6)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(6)
Previously paid.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
Iconic Sports Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-260096) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement (and its corresponding index), the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Walkers, Cayman Islands legal counsel to the Registrant.***
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of April 20, 2021, between the Registrant and the Sponsor.**
10.7	Securities Subscription Agreement, dated April 20, 2021, between the Registrant and the Sponsor.**
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and officer of the Registrant.*
10.9	Form of Investment Agreement between the Registrant and the Sponsor.*
23.1	Consent of Marcum LLP.**
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*
23.3	Consent of Walkers (included on Exhibit 5.2).***
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**
99.1	Consent of Renée E. LaBran.**
99.2	Consent of Alex Liu.**
99.3	Consent of Fahd Beg.**

*
Filed herewith.

**
Previously filed.

***
To be filed by amendment.

II-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 12th day of October, 2021.
ICONIC SPORTS ACQUISITION CORP.
By:
/s/ Tommy Aylmer

Name: Tommy Aylmer
Title:    Executive Vice President
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
* James G. Dinan	Director	October 12, 2021
* Alexander Knaster	Director	October 12, 2021
* Gianluca Vialli	Co-Chief Executive Officer (Principal Executive Officer)	October 12, 2021
/s/ Fausto Zanetton Fausto Zanetton	Chief Financial Officer and Co-Chief Executive Officer (Principal Accounting Officer and Principal Financial Officer)	October 12, 2021
*By: /s/ Fausto Zanetton Fausto Zanetton Attorney-in-Fact

AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ICONIC SPORTS ACQUISITION CORP. has signed this registration statement in the City of Newark, State of Delaware, on October 12, 2021.
Authorized Representative
By: /s/ Donald J. Puglisi

Name: Donald J. Puglisi